Exhibit 10.48

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), dated October 28, 2003 and effective retroactively to October 26, 2003, is between InfoNow Corporation, a Delaware corporation (the "Company"), and JAMES T. BRANDT ("Employee").

     In consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

     1. Employment. The Company hereby employs Employee, and Employee hereby agrees to be employed by the Company for the period and upon the terms and conditions hereinafter set forth.

     2. Capacity and Duties. Employee shall be employed by the Company as its Executive Vice President, Development and Services. During his employment Employee shall perform the duties and bear the responsibilities commensurate with his position and shall serve the Company faithfully and to the best of his ability, under the direction of the Chief Executive Officer of the Company. Employee shall devote his entire working time, attention and energies to the business of the Company. His actions shall be such that they do not discredit the Company or its products and services. Except for his involvement in personal investments, provided such involvement does not require any significant services on his part, Employee shall not engage in any other business activity or activities that require significant personal services by Employee or that, in the judgment of the board of directors, may conflict with the proper performance of Employee's duties hereunder.

     3. Compensation.

         (a) For all services rendered by Employee, the Company shall pay Employee during the term of this Agreement an annual salary as set forth herein, payable semimonthly in arrears. Employee's annual salary shall be $175,000. During the term of this Agreement, the amount of Employee's salary shall be reviewed at periodic intervals and, upon agreement of the parties hereto, appropriate adjustments in such salary may be made.

         (b) In addition to salary payments as provided in Section 3(a), the Company shall provide Employee, during the term of this Agreement, with the benefits of such insurance plans, hospitalization plans and other employee fringe benefit plans as shall be generally provided to employees of the Company and for which Employee may be eligible under the terms and conditions thereof. Nothing herein contained shall require the Company to adopt or maintain any such employee benefit plans. Employee shall be provided a parking space at the Company's building, and the Company shall reimburse Employee for parking at a rate of $75.00 per month. Employee shall be provided up to $1500 per year to cover the premium for a $1,000,000 term life policy payable to the Employee's estate in the event of Employee's death during the term of this agreement.

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         (c) During the term of this Agreement, except as otherwise provided in
Section 5(b), Employee shall be entitled to sick leave consistent with the Company's customary sick leave and vacation policies. Employee shall be entitled to four weeks annual vacation, in addition to the Company's holidays as outlined in the Company's employee handbook.

         (d) During the term of this Agreement, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in connection with the business of the Company and in the performance of his duties under this Agreement upon presentation to the Company of an itemized accounting of such expenses with reasonable supporting data.

         (e) Employee shall participate in the Company's executive compensation program, pursuant to which Employee shall be eligible to earn a bonus of up to 35% of your base annual salary based on overall company performance and your specific goals to be defined between yourself and the Company's Chief Executive Officer on an annual or other agreed-upon basis.

         (f) The Company shall grant to Employee incentive stock options to purchase 150,000 shares of the Company's common stock pursuant to an incentive stock option agreement, substantially in the form attached hereto as Exhibit A (the "Stock Option Agreement"). The exercise price of the options shall be equal to the fair market value of the Company's common stock on the date of the Stock Option Agreement as determined by the Company's board of directors, provided that the fair market value shall be equal to the mean of the bid and ask price on the close of business of the date of the Stock Option Agreement. The options shall vest and become exercisable (i) with respect to 1/24 of the shares subject thereto one month after the date of grant, and (ii) with respect to 1/24 of the shares subject thereto at the end of each month thereafter (so that all of the options shall be vested in full two years after the date of grant). The incentive stock options shall be subject to the terms and conditions set forth in the Stock Option Agreement and the underlying stock option plan.

     4. Term/Severance.

         (a) Unless sooner terminated in accordance with Section 5, the term of this Agreement shall be from the date of this Agreement until October 27, 2005. The provisions of Sections 6, 7 and 8 shall remain in full force and effect for the time periods specified in such Sections notwithstanding the termination of this Agreement.

         (b) If this Agreement is terminated by the Company prior to the end of its term pursuant to Section 5(d), then the Company shall pay to Employee six months annual base salary in 12 semi-monthly installments as severance. Company shall continue to provide Employee, during this six-month severance period, with the benefits of such insurance plans and hospitalization plans as shall be generally provided to employees of the Company during this same period. The Company shall deduct from such severance payment all applicable deductions and withholdings, including Employee's portion of insurance plans and hospitalization plans.

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         (c) If this Agreement is terminated prior to the end of its term pursuant to Sections 5(a) or 5(b), then the Company shall pay to Employee or his estate, as the case may be, three months' base salary in six semi-monthly installments as severance. The Company shall deduct from such severance payment all applicable deductions and withholdings.

     5. Termination.

         (a) If Employee dies during the term of this Agreement, this Agreement shall be considered terminated on the date of Employee's death.

         (b) If during the term of this Agreement Employee is prevented from performing the essential function of his job by reason of illness or incapacity for a continuous period of 120 days, the Company may terminate this Agreement upon 30 days' prior notice thereof to Employee or his duly appointed legal representative. For the purposes of this Section 5(b), a period of illness or incapacity shall be deemed "continuous" notwithstanding Employee's performance of his duties during such period for continuous periods of less than 15 days in duration.

         (c) The Company may terminate this Agreement at any time upon for Employee's (i) commission of any felony, act of fraud or act of flagrant dishonesty, (ii) gross negligence or (iii) material breach of any obligation created by this Agreement, and Employee shall not be entitled to any compensation upon such termination other than wages accrued under Section 3(a) of this Agreement and payment for accrued vacation.

         (d) The Company may terminate this Agreement at any time for any or no reason upon payment to Employee six months salary in accordance with Section 4(b). The Company shall be deemed to terminate this Agreement under this Section 5(d) upon the occurrence any of the following events: (i) Employee is assigned any responsibility or duty materially inconsistent with his position, duties and responsibilities as Executive Vice President, Development and Services of the Company if such event shall continue for a period of 10 days following written notice from Employee to the Company, (ii) a reduction in Employee's annual salary or bonus amounts (but not a change in the goals), (iii) Employee is required to relocate his place of work or residence to any city or community outside of the Denver, Colorado metro area, or (iv) the Company's material breach of any obligation created by this Agreement if such breach shall continue for a period of 10 days following written notice from Employee to the Company.

         (e) Employee may terminate this Agreement upon 60 days' prior notice to the Company, and Employee shall not be entitled to any compensation upon such termination other than wages accrued under Section 3(a) of this Agreement and payment for accrued vacation.

     6. Confidential Information.

         (a) As used in this Agreement, the term "Confidential Information" shall include all nonpublic information concerning or arising from the Company's business, including, without limitation, trade secrets used or developed by the Company

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in connection with its business; information concerning the manner and details of the Company's operation, organization and management; financial information and/or documents and nonpublic policies, procedures and other printed or written material generated or used in connection with the Company's business; the Company's business plans and strategies; the identities of the Company's customers and the specific individual customer representatives with whom the Company works and details of the Company's relationship with such customers and customer representatives; the identities of distributors, suppliers, contractors and vendors utilized in the Company's business and details of the Company's relationship with such distributors, suppliers, contractors and vendors; the nature of fees and charges made to the Company's customers; nonpublic forms, contracts and other documents used in the Company's business; the nature and content of computer software used in the Company's business, whether proprietary to the Company or used by the Company under license from a third party; and/or other information concerning know-how, research, inventions, copyrights, trademarks, patents, processes, designs, methods, concepts, prospects, customers, employees, contractors, earnings, products, services, formulas, recipes, compositions, machines, equipment, systems, and/or prospective and executed contracts and other business arrangements.

         (b) Except in connection with and in furtherance of Employee's duties with and on behalf of the Company, Employee shall not at any time or in any manner use, disclose, or otherwise communicate any Confidential Information to any person or entity without the Company's prior written consent.

         (c) Employee acknowledges that during the term of this Agreement, Employee will have access to Confidential Information, all of which shall be made accessible to Employee only in strict confidence; that unauthorized disclosure of Confidential Information will damage the Company's business; that Confidential Information would be susceptible to immediate competitive application by a competitor of the Company; that the Company's business is substantially dependent on access to and the continuing secrecy of Confidential Information; that Confidential Information is unique and proprietary to the Company and known only to Employee, the Company and certain key employees and contractors of the Company; and that title, ownership, possession and control of Confidential Information shall at all times remain vested in the Company.

         (d) All documents or other records containing or referring to Confidential Information that are prepared by or provided to Employee during the term of this Agreement or that come into Employee's possession in connection with Employee's performance of services under this Agreement are and shall remain the Company's property. Employee shall not copy or use any such documents or Confidential Information for any purpose not relating directly to Employee's duties under this Agreement, nor shall Employee market or in any way provide or make available to any party other than the Company any of the Confidential Information, except pursuant to prior written authorization from the Company. Upon the termination of this Agreement for any reason and regardless of the circumstances of such termination or the existence of any dispute between Employee and the Company following or concerning the termination of Employee's employment, or upon the request of the Company, its successors or assigns, Employee shall immediately deliver to the Company or its

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designee (and will not keep in Employee's possession or deliver to anyone else)
any and all Confidential Information. Notwithstanding any other provision of this Agreement, this Agreement shall not bar Employee from complying with any subpoena or court order, provided that prior to doing so Employee shall give the Company's Chief Executive Officer prior written notice, at the Company's principal place of business, of Employee's receipt of any such subpoena or court order as far as possible in advance of the appearance time set forth in the subpoena or court order.

         (e) Employee acknowledges that the Company has received and in the future will receive from third parties confidential information, proprietary information and trade secrets, and that the Company must maintain the confidentiality of such information and use it only for proper purposes. Employee shall not use or disclose any such information except as permitted by the Company or the third party to whom the information belongs. Employee shall not, during Employee's employment with the Company, improperly use or disclose any confidential information, proprietary information or trade secrets belonging to any former employer or any third party to whom Employee owes a duty of nondisclosure.

     7. Covenant Not to Interfere.

         (a) During the term of this Agreement (or, if longer, during the term of Employee's employment with the Company or any of its affiliates) and for a period of 12 months after termination of this Agreement (or, if later, termination of Employee's employment with the Company or any of its affiliates), Employee shall not (i) cause or attempt to cause any employee of the Company or of any of its affiliates to leave the employ of the Company or any affiliate,
(ii) in any way interfere with the relationship between the Company and any employee or between an affiliate and any employee of the affiliate, (iii) hire any employee of the Company or of any affiliate to work for any organization of which Employee is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest, or (iv) interfere with any transaction in which the Company or any of its affiliates was involved during the term of this Agreement or his employment.


         (b) Employee acknowledges that through his employment with the Company he will acquire access to information suited to immediate application by a business in competition with the Company. Accordingly, Employee considers the foregoing restrictions on his future employment or business activities in all respects reasonable.

     8. Injunctive Relief. Employee acknowledges that upon a breach of any obligation under this Agreement, the Company will suffer immediate and irreparable harm and damage for which money alone cannot fully compensate the Company. Upon a breach by Employee of any of the provisions of Sections 6 or 7 of this Agreement, the Company shall be entitled to an injunction restraining Employee from such breach. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach, including recovery of damages from Employee.

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     9. Indemnity. Article V of the Company's bylaws provides that the Company shall indemnify officers and directors of the Company to the fullest extent authorized or permitted by law. Any repeal or modification of Article V of the Company's bylaws shall be prospective only with respect to Employee and shall not adversely affect any right or protection of, or any limitation of the liability of, Employee existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification.

     10. Waiver of Breach. A waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

     11. Severability. It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision or portion of this Agreement shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

     12. Notices. All communications, requests, consents and other notices provided for in this Agreement shall be in writing and shall be deemed given if mailed by first class mail, postage prepaid, addressed as follows:

                 (i)  If to the Company:         to its principal office at 1875
                                                 Lawrence Street, Suite 1100,
                                                 Denver, CO 80202;

                 (ii) If to Employee:            [home address omitted]

or such other address as either party may hereafter designate by notice as herein provided. Notwithstanding the foregoing provisions of this Section 12, so long as Employee is employed by the Company any such communication, request, consent or other notice shall be deemed given if delivered as follows: if to the Company, by hand delivery to the Chief Executive Officer of the Company, and if to Employee, by hand delivery to him.

     13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado.

     14. Assignment. The Company may assign its rights and obligations under this Agreement to any affiliate of the Company upon the written consent of Employee or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Employee.

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     15. Entire Agreement. This Agreement, including the exhibits attached hereto, sets forth the entire agreement and understanding of the parties and supersedes all prior understandings, agreements or representations by or between the parties, whether written or oral, which relate in any way to the subject matter hereof.

     16. Amendments. No provision of this Agreement shall be altered, amended, revoked or waived except by an instrument in writing signed by the party sought to be charged with such amendment, revocation or waiver.

     17. Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

                                  * * * * * * *

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.


INFONOW CORPORATION

By:  /s/ Michael W. Johnson
     -------------------------------------------
     Michael W. Johnson, Chief Executive Officer




/s/ James T. Brandt
------------------------------------------------
JAMES T. BRANDT